UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 1, 2015
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UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)
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Minnesota	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 936-1300
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 1, 2015, at the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of UnitedHealth Group Incorporated (the “Company”), the Company’s shareholders approved certain amendments (the “Amendments”) to the UnitedHealth Group Incorporated 2011 Stock Incentive Plan (the “Plan”).
The Plan was initially approved by the Company’s shareholders on May 23, 2011. The purpose of the Plan is to aid in attracting and retaining employees, management and members of the Board of Directors. The Plan, which is administered by the Compensation and Human Resources Committee of the Company’s Board of Directors, authorizes the grant of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance awards and other equity-based awards. The Company’s Board of Directors may amend, alter, suspend, discontinue or terminate the Plan at any time, except as provided in the Plan. No new awards may be granted under the Plan after February 9, 2021.
The Amendments approved at the Annual Meeting:

•	Increased the number of shares authorized for issuance under the Plan by 70,000,000 shares;

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Provided that, with respect to any awards other than stock options and SARs granted after shareholder approval of the Amendments, the number of shares available for awards will be reduced by 2.50 shares for each share covered by such award or to which such award relates; and

•	Eliminated the 41,332,237 share limit in the Plan with respect to the number of shares that may be used for awards other than stock options and SARs.
No other amendments to the Plan were approved by shareholders at the Annual Meeting.
This summary of the Plan and the Amendments is qualified in its entirety by reference to the full text of the Plan, as amended, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference. A more detailed summary of the Plan, as amended, can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 22, 2015.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company’s Annual Meeting was held on June 1, 2015. There were 852,607,866 shares of common stock represented either in person or by proxy at the Annual Meeting. The shareholders of the Company voted as follows on the following matters at the Annual Meeting:

1.	Election of Directors. The ten directors were elected at the Annual Meeting for a one-year term based upon the following votes:

Director Nominee	For	Against	Abstain	Broker Non-Votes
William C. Ballard, Jr.	770,176,979	17,101,033	3,051,926	62,277,928
Edson Bueno, M.D.	780,719,602	7,609,328	2,001,008	62,277,928
Richard T. Burke	768,693,313	18,607,133	3,029,492	62,277,928
Robert J. Darretta	787,098,127	1,221,473	2,010,338	62,277,928
Stephen J. Hemsley	782,178,157	6,190,244	1,961,537	62,277,928
Michele J. Hooper	761,552,295	26,780,884	1,996,759	62,277,928
Rodger A. Lawson	784,004,421	4,304,931	2,020,586	62,277,928
Glenn M. Renwick	765,882,335	22,426,723	2,020,880	62,277,928
Kenneth I. Shine, M.D.	783,626,151	4,713,910	1,989,877	62,277,928
Gail R. Wilensky, Ph.D.	769,097,580	19,273,888	1,958,470	62,277,928

2.	Non-binding advisory vote on executive compensation. The Company’s executive compensation was approved by a non-binding advisory vote based upon the following votes:

For	Against	Abstain	Broker Non-Votes
753,936,849	33,469,915	2,923,174	62,277,928

3.	Approval of Amendments to the 2011 Stock Incentive Plan. The amendments to the 2011 Stock Incentive Plan were approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
723,190,675	64,587,398	2,551,865	62,277,928

4.	Approval of reincorporation of the Company from Minnesota to Delaware. The Company’s reincorporation from Minnesota to Delaware was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
701,246,859	83,808,240	5,274,839	62,277,928

5.
Ratification of the appointment of Deloitte & Touche LLP. The appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015 was ratified based upon the following votes:

For	Against	Abstain
842,136,427	8,276,218	2,195,221

6.	Shareholder proposal regarding independent board chair. The shareholder proposal was not approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
122,712,493	664,697,639	2,919,806	62,277,928

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

	10.1	UnitedHealth Group Incorporated 2011 Stock Incentive Plan, as amended and restated in 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Dannette L. Smith
Dannette L. Smith
Secretary to the Board of Directors

Date: June 5, 2015

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